EXHIBIT 99.1

To 8-K dated May 1, 2008

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6086

William R. Hahl

Executive Vice President and

Chief Financial Officer

 (772) 221-2825

SEACOAST REPORTS FIRST QUARTER RESULTS

STUART, FL., April 28, 2008 – Seacoast Banking Corporation of Florida (NASDAQ-NMS:  SBCF) (the “Company”), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported net income totaling $1,763,000 for the first quarter of 2008, compared with net income of $1,903,000 in the fourth quarter of 2007 and $2,769,000 in the first quarter of 2007.  Diluted earnings per share totaled $0.09 for the first quarter of 2008, compared with $0.10 in the fourth quarter of 2007 and $0.14 in the first quarter of 2007.  Earning results for the first quarter of 2008 continued to reflect elevated credit costs.

Excluding the impact of credit costs, core earnings (net income less provision for loan losses after taxes) for the first quarter of 2008 totaled $5.2 million, or approximately $0.27 per share, up from $4.3 million or $0.23 per share for the fourth quarter of 2007. The Company’s net interest margin increased slightly on a linked quarter basis at 3.74 percent, compared with 3.71 percent for the fourth quarter of 2007, and expense reductions previously communicated are on target with a $1,108,000 or 5.6 percent reduction in noninterest expenses compared to the fourth quarter of 2007.

 “Our core earnings (before credit costs) remained stable despite very challenging market conditions.  These results reflect our relationship-based growth strategy that has for many years produced what has become a valuable core deposit franchise, including increased fee-based revenues and diverse, locally-based small business and consumer loan growth.  This strategy continues to serve us well in the current environment, as it has allowed us to avoid the impacts of costly wholesale funding and maintain a strong liquidity position,” said Dennis S. Hudson, III, Chairman and CEO.  The fundamentals of our business model remain very much in place and should continue to produce solid underlying earnings support as we proceed through the current credit cycle”.

The Company’s capital position remains strong with a total risk-based capital ratio of 12.3 percent at March 31, 2008, compared to 11.7 percent one year earlier.  This ratio is expected to increase due to an anticipated decline in risk-based asset levels in 2008.  In 2005, in connection with higher asset growth rates (including acquisitions), the Company raised an aggregate of $41 million of new capital through two offerings of trust preferred securities and, as conditions in residential real estate markets began to deteriorate, in mid-2007 raised an additional $12 million in new capital through a third issue of trust preferred securities.  This new capital was raised at favorable rates and the proceeds were contributed to the Company’s banking subsidiary, Seacoast National Bank, which continues to maintain strong capital levels.  Although we do not presently plan to raise additional capital, the Company anticipates filing a shelf registration statement relating to a variety of debt and equity instruments to provide future flexibility in raising capital in order to take advantage of opportunities that become available or should the need arise.

Nonperforming assets were approximately $3 million lower at the end of the first quarter of 2008, compared with year-end 2007, but were up $62 million year-over-year.  The majority of the nonperforming assets are land and acquisition and development loans related to residential real estate, which loans are being monitored monthly and are in the process of collection through foreclosure, refinancing or sale. The Company believes it was among the first banks to recognize the change in market conditions in mid-2006 and has benefited from the early identification of deteriorating loans and potential problems. This early monitoring resulted in a smaller exposure to residential housing development loans as a result of additional equity added by developers, guarantor performance, and obtaining of additional collateral.

Nonaccrual loans and loans past due 90 days or more as a percent of loans outstanding at March 31, 2008 was 3.46 percent, 11 basis points lower than year-end 2007, but higher than the 0.27 percent at March 31, 2007.  The Company has never originated sub-prime, Alt A, Option ARM or any negative amortizing residential loans.  Past due loans in the Company’s residential, home equity, and consumer portfolios as a percent of loans outstanding remain lower than the national and state averages.  The Company has a total of $3.6 million in residential loans included in nonaccrual loans that are in the process of foreclosure.

The Company increased loan loss reserves as a result of the continued weakness in loans related to residential development and, during the first quarter of 2008, added $5.5 million to the allowance for loan losses, which now totals 1.22 percent of total loans outstanding.  Net loan charge-offs totaled $4.4 million, or 0.93 percent of average loans for the first quarter of 2008, compared with 0.92 percent for the fourth quarter of 2007.

The net interest margin for the first quarter of 2008 of 3.74 percent was up 3 basis points from the fourth quarter of 2007, although lower by 18 basis points year-over-year.  Net interest income declined modestly, totaling $20.6 million in the first quarter of 2008, compared to $20.7 million in the fourth quarter of 2007.  The improvement in net interest margin is a result of lower costs for interest bearing liabilities, improved deposit mix and reduced nonaccrual loans.  Offsetting these positives was weaker loan demand, with total loans at the end of the first quarter 2008 down approximately $20 million compared to year-end 2007.

Noninterest expenses were positively impacted in the first quarter of 2008 by expense reductions related to consolidation of branch offices, reductions in staff, and reductions in marketing costs and other professional fees.   Expenses were down $1.1 million on a linked quarter basis, or 5.6 percent.  Part of the reduction was caused by the accrual of $130,000 during the fourth quarter of 2007 for the Company’s portion of certain Visa® litigation and settlement costs, which was reversed in the first quarter of 2008 as a result of Visa’s successful initial public offering.  Year-over-year quarterly expenses were nearly unchanged; however, legal expenses year-over-year were up $94,000, an 11.3 percent increase related to legal costs for nonperforming assets.  Employee benefits were up $338,000 year-over-year as a result of lower health care claims experience in the Company’s self-funded plan during the first quarter of 2007.  Health care claims for the entire year of 2008 are not expected to increase significantly compared to 2007. Management believes that total noninterest expenses for 2008 will not vary significantly from the prior year.

In the first quarter of 2008, loan growth slowed, with total loans outstanding increasing year-over-year by $134.7 million, or 7.7 percent, compared with an increase of $165.3 million for the year ended December 31, 2007, up 9.5 percent over the prior year.  Loan growth is expected to continue to slow over the next six months, or until market conditions begin to improve.  Total deposits year-over-year increased by $56.2 million, or 3.0 percent.  Average deposits for the first quarter of 2008 increased by $12.3 million compared to the fourth quarter of 2007.  It is expected that average deposits will decline in the next few months as a result of normal seasonality, which causes increased average customer deposit balances during the fourth and first quarters, which then typically decline beginning in March.  The Company instituted a focused retail deposit growth plan in February 2008, which improved retail customer deposit account growth over the past two months, and has focused its commercial lenders on growing low cost commercial deposits as well. This combined deposit growth is expected to offset seasonal deposit declines in customer average account balances which normally occur during the second and third quarters.

 Noninterest income for the first quarter of 2008, excluding securities gains and losses, increased 3.4 percent when compared to the fourth quarter of 2007, reflecting increased revenues from wealth management services, mortgage banking, merchant fee income and marine finance fees, offset by lower revenues from service charges on deposits. Year-over-year noninterest income, excluding securities gains and losses, was down a modest $54,000 or 0.9 percent.  Mortgage banking fees have improved recently due to an increase in loan applications and closings during the first quarter of 2008 compared with the fourth quarter of 2007 as interest rates declined.    The favorable conditions have resulted in improved market share.  Should conditions remain favorable, the Company may experience further growth in mortgage banking fees in 2008.  In addition, $305,000 was recognized in noninterest income in the first quarter of 2008 related to the redemption of Visa, Inc. shares as a result of their initial public offering.

The Company will host a conference call on Tuesday, April 29, 2008 at 10:00 a.m. (Eastern Time) to discuss its earnings results and business trends.  Investors may call in (toll-free) by dialing (800) 559-9370 (access code: 21289181; leader: Dennis S. Hudson).  Charts will be used during the conference call and may be accessed at the Company’s website at www.seacoastbanking.net by selecting Presentations under the heading Investor Services.  A replay of the conference call will be available beginning the afternoon of April 29 by dialing (877) 213-9653 (domestic), using the passcode 21289181.

Alternatively, individuals may listen to the live webcast of the presentation by visiting the Company’s website at www.seacoastbanking.net.  The link to the live audio webcast is located in the subsection Presentations under the heading Investor Relations.  Beginning the afternoon of April 29, 2008, an archived version of the webcast can be accessed from this same subsection of the website.  This webcast will be archived and available for one year.

Seacoast Banking Corporation of Florida has approximately $2.4 billion in assets.  It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

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Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2007 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

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FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
(Dollars in thousands,	March 31,
except per share data)	2008	2007

Summary of Earnings
Net income	$1,763	$2,769
Net income, excluding securities restructuring losses (5)	1,763	6,066
Net interest income (1)	20,562	21,432

Performance Ratios
Return on average assets-GAAP earnings (2), (3)	0.30%	0.47%
Return on average tangible assets (2),(3), (4),(5)	0.34	1.09

Return on average shareholders' equity–GAAP earnings (2), (3)	3.28	5.16
Return on average tangible shareholders’ equity (2),(3),(4),(5)	4.95	15.83

Net interest margin (1), (2)	3.74	3.92

Per Share Data
Net income diluted-GAAP earnings	$0.09	$0.14
Net income basic-GAAP earnings	0.09	0.15

Net income diluted-excluding securities restructuring losses (5)	0.09	0.32
Net income basic-excluding securities restructuring losses (5)	0.09	0.32

Cash dividends declared	0.16	0.16

(1)  Calculated on a fully taxable equivalent basis using amortized cost.

(2)  These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3) The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)

Excluding securities restructuring losses of $5,118 (or $3,297 net of taxes) recorded in the first quarter 2007.

FINANCIAL HIGHLIGHTS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		March 31,		Increase/
		2008	2007	(Decrease)
Credit Analysis
Net charge-offs year-to-date		$4,401	$125	3,420.8%
Net charge-offs to average loans		0.93%	0.03%	3,000.0
Loan loss provision year-to-date		$5,500	$(550)	n/m
Allowance to loans at end of period		1.22%	0.82%	48.8
Nonperforming assets		$65,670	$4,088	1,506.4
Nonperforming assets to loans and other real estate owned at end of period		3.50%	0.23%	1,421.7

Selected Financial Data
Total assets		$2,393,357	$2,398,407	(0.2)
Securities – Trading (at fair value)		8,994	0	n/m
Securities – Available for sale (at fair value)		254,395	297,438	(14.5)
Securities – Held for investment (at amortized cost)		31,061	121,297	(74.4)
Net loans		1,854,968	1,729,054	7.3
Deposits		1,945,738	1,889,580	3.0
Shareholders’ equity		214,953	216,741	(0.8)
Book value per share		11.25	11.34	(0.8)
Tangible book value per share		8.31	8.33	(0.2)
Average shareholders' equity to average assets		9.17%	9.15%	0.2

Average Balances (Year-to-Date)
Total assets		$2,357,528	$2,379,739	(0.9)
Less: Intangible assets		56,291	57,213	(1.6)
Total average tangible assets		$2,301,237	$2,322,526	(0.9)

Total equity		$216,283	$217,834	(0.7)
Less: Intangible assets		56,291	57,213	(1.6)
Total average tangible equity		$159,992	$160,621	(0.4)

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2008	2007

Interest on securities:
Taxable	$3,586	$4,739
Nontaxable	90	93
Interest and fees on loans	31,182	32,550
Interest on federal funds sold and other investments	297	251
Total Interest Income	35,155	37,633

Interest on deposits	5,805	5,562
Interest on time certificates	6,773	6,768
Interest on borrowed money	2,092	3,935
Total Interest Expense	14,670	16,265

Net Interest Income	20,485	21,368
Provision for loan losses	5,500	(550)
Net Interest Income After Provision for Loan Losses	14,985	21,918

Noninterest income:
Service charges on deposit accounts	1,850	1,733
Trust income	582	627
Mortgage banking fees	368	455
Brokerage commissions and fees	683	754
Marine finance fees	685	726
Debit card income	611	568
Other deposit based EFT fees	108	131
Merchant income	735	756
Other	540	466
	6,162	6,216
Securities restructuring losses	0	(5,118)
Securities gains (losses), net	0	(2)
Total Noninterest Income	6,162	1,096

Noninterest expenses:
Salaries and wages	7,935	7,896
Employee benefits	2,025	1,687
Outsourced data processing costs	2,014	1,945
Telephone / data lines	438	483
Occupancy	1,843	1,874
Furniture and equipment	688	652
Marketing	598	700
Legal and professional fees	926	832
FDIC assessments	59	58
Amortization of intangibles	315	315
Other	1,843	2,261
Total Noninterest Expenses	18,684	18,703

Income Before Income Taxes	2,463	4,311
Provision for income taxes	700	1,542

Net Income	$1,763	$2,769

Per share of common stock:
Net income diluted	$0.09	$0.14
Net income basic	0.09	0.15
Cash dividends declared	0.16	0.16

Average diluted shares outstanding	19,046,420	19,154,881
Average basic shares outstanding	18,928,375	18,960,154

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share amounts)	2008	2007	2007

Assets
Cash and due from banks	$64,287	$50,490	$98,319
Federal funds sold and other investments	35,217	47,985	1,507
Total Cash and Cash Equivalents	99,504	98,475	99,826
Securities:
Trading (at fair value)	8,994	13,913	--
Available for sale (at fair value)	254,395	254,916	297,438
Held for investment (at amortized cost)	31,061	31,900	121,297
Total Securities	294,450	300,729	418,735

Loans held for sale	3,889	3,660	7,662

Loans, net of unearned income	1,877,968	1,898,389	1,743,294
Less: Allowance for loan losses	(23,000)	(21,902)	(14,240)
Net Loans	1,854,968	1,876,487	1,729,054

Bank premises and equipment, net	42,403	40,926	37,825
Other real estate owned	940	735	133
Goodwill and other intangible assets	56,137	56,452	57,489
Other assets	41,066	42,410	47,683
	$2,393,357	$2,419,874	$2,398,407
Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$329,626	$327,646	$401,123
Savings deposits	986,794	1,056,025	897,025
Other time deposits	341,293	332,838	331,739
Time certificates of $100,000 or more	288,025	270,824	259,693
Total Deposits	1,945,738	1,987,333	1,889,580

Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	94,895	88,100	212,773
Borrowed funds	65,307	65,030	26,601
Subordinated debt	53,610	53,610	41,238
Other liabilities	18,854	11,420	11,474
	2,178,404	2,205,493	2,181,666

Shareholders' Equity
Preferred stock	--	--	--
Common stock	1,919	1,920	1,913
Additional paid in capital	91,288	90,924	90,270
Retained earnings	121,127	122,396	124,538
Treasury stock	(1,134)	(1,193)	(130)
	213,200	214,047	216,591
Accumulated other comprehensive income, net	1,753	334	150
Total Shareholders’ Equity	214,953	214,381	216,741
	$2,393,357	$2,419,874	$2,398,407

Common Shares Outstanding	19,114,879	19,110,089	19,119,075

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Quarters
	2008 2007				Last 12
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	Months
Net income	$1,763	$1,903	$285	$4,808	$8,759

Operating Ratios
Return on average assets-GAAP earnings (2),(3)	0.30%	0.32%	0.05%	0.85%	0.38%
Return on average tangible assets (2),(3),(4)	0.34	0.36	0.09	0.91	0.42

Return on average shareholders' equity GAAP earnings (2),(3)	3.28	3.48	0.51	8.81	4.01
Return on average tangible shareholders’ equity (2),(3),(4)	4.95	5.21	1.18	12.43	5.93

Net interest margin (1),(2)	3.74	3.71	3.94	4.09	3.87
Average equity to average assets	9.17	9.20	9.69	9.62	9.42

Credit Analysis
Net charge-offs	$4,401	$4,451	$1,039	$143	$10,034
Net charge-offs to average loans	0.93%	0.92%	0.22%	0.03%	0.54%
Loan loss provision	$5,500	$3,813	$8,375	$1,107	$18,795
Allowance to loans at end of period	1.22%	1.15%	1.19%	0.84%
Nonperforming assets	$65,670	$68,569	$45,894	$15,495
Nonperforming assets to loans and other real estate owned at end of period	3.50%	3.61%	2.42%	0.85%
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	3.46	3.57	2.44	0.89

Per Share Common Stock
Net income diluted-GAAP earnings	$0.09	$0.10	$0.01	$0.25	$0.45
Net income basic-GAAP earnings	0.09	0.10	0.02	0.25	0.46

Cash dividends declared	0.16	0.16	0.16	0.16	0.64
Book value per share	11.25	11.22	11.20	11.32

Average Balances
Total assets	$2,357,528	$2,361,086	$2,279,036	$2,277,678
Less: Intangible assets	56,291	56,605	56,884	57,322
Total average tangible assets	$2,301,237	$2,304,481	$2,222,152	$2,220,356

Total equity	$216,283	$217,172	$220,868	$219,020
Less: Intangible assets	56,291	56,605	56,884	57,322
Total average tangible equity	$159,992	$160,567	$163,984	$161,698

(1)

Calculated on a fully taxable equivalent basis using amortized cost.

(2)

These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)

The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income.

(4)

The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

SECURITIES	March 31, 2008	December 31, 2007	March 31, 2007

U.S. Treasury and U.S. Government Agencies	$8,994	$13,913	$--
Securities Trading	8,994	13,913	--

U.S. Treasury and U.S. Government Agencies	22,699	30,405	93,443
Mortgage-backed	226,498	218,937	199,315
Obligations of states and political subdivisions	2,072	2,057	2,053
Other securities	3,126	3,517	2,627
Securities Available for Sale	254,395	254,916	297,438

Mortgage-backed	24,918	25,755	114,929
Obligations of states and political subdivisions	6,143	6,145	6,368
Securities Held for Investment	31,061	31,900	121,297
Total Securities	$294,450	$300,729	$418,735

LOANS	March 31, 2008	December 31, 2007	March 31, 2007

Construction and land development	$593,992	$609,567	$580,767
Real estate mortgage	1,104,675	1,074,814	966,488
Instalment loans to individuals	84,926	86,362	83,222
Commercial and financial	93,933	126,695	112,110
Other loans	442	951	707
Total Loans	$1,877,968	$1,898,389	$1,743,294

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008				2007
	First Quarter		Fourth Quarter			First Quarter
	Average	Yield/	Average	Yield/		Average	Yield/
(Dollars in thousands)	Balance	Rate	Balance	Rate		Balance	Rate
Assets
Earning assets:
Securities:
Taxable	$280,487	5.11%	$263,562	5.22%		$427,743	4.43%
Nontaxable	8,166	6.51	8,168	6.46		8,390	6.53
Total Securities	288,653	5.15	271,730	5.26		436,133	4.47

Federal funds sold and other investments	26,311	4.54	33,351	5.00		16,284	6.25

Loans, net	1,897,625	6.62	1,913,991	6.95		1,747,797	7.52

Total Earning Assets	2,212,589	6.40	2,219,072	6.71		2,200,214	6.92

Allowance for loan losses	(22,563)		(22,607)			(14,973)
Cash and due from banks	46,614		46,752			77,101
Premises and equipment	42,029		40,233			37,646
Other assets	78,859		77,636			79,751

	$2,357,528		$2,361,086			$2,379,739

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$65,752	2.41%	$77,999	2.80%		$195,025	2.38%
Savings deposits	104,591	0.70	105,789	0.71		130,985	0.71
Money market accounts	818,920	2.57	764,200	3.01		567,647	2.99
Time deposits	600,704	4.53	616,621	4.82		576,972	4.76
Federal funds purchased and other short term borrowings	103,541	2.45	132,606	3.82		225,805	4.95
Other borrowings	118,839	4.94	102,987	5.78		67,772	7.05

Total Interest-Bearing Liabilities	1,812,347	3.26	1,800,202	3.71		1,764,206	3.74

Demand deposits (noninterest-bearing)	323,363		336,432			387,299
Other liabilities	5,535		7,280			10,400
Total Liabilities	2,141,245		2,143,914			2,161,905

Shareholders' equity	216,283		217,172			217,834

	$2,357,528		$2,361,086			$2,379,739

Interest expense as a % of earning assets		2.67%		3.01%			3.00%
Net interest income as a % of earning assets		3.74		3.71			3.92

(1)

 On a fully taxable equivalent basis.  All yields and rates have been computed on an annualized basis using amortized cost.  Fees on loans have been included in interest on loans.  Nonaccrual loans are included in loan balances.